Exhibit 23.1

[LETTERHEAD OF M&K CPAS, PLLC]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statement on Form S-8 of American Restaurant Concepts, Inc. (the “Company”), Registration No. 333-176383, of our report dated April 1, 2013, relating to the Company’s financial statements appearing in Form 10-K for each of the years ended December 30, 2012 and December 25, 2011.

/s/M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
April 1, 2013